UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

AMERICAN UNITED GOLD CORPORATION

(Exact name of registrant as specified in charter)

Nevada	91-2084507
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

555 Burrard Street, Suite 900, Vancouver, B.C., CANADA	V7X 1M8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604)-692-2808

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 11, 2008, we engaged I Vellmer ("Vellmer"), Chartered Accountant not Vellmer & Chang as reported in our 8-K filed January 11, 2008.

During the most recent two fiscal years and the portion of time preceding the decision to engage Vellmer neither the Registrant nor anyone engaged on its behalf has consulted with Vellmer regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a "reportable event" (as defined in Item 304(a)(1)(iv) of Regulation S-B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN UNITED GOLD CORPORATION

Signature	Title	Date

/s/ DAVE UPPAL Dave Uppal	President	January 15, 2008